EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Company	State of Incorporation or Registration
Walker & Dunlop Multifamily, Inc.	Delaware
Walker & Dunlop, LLC	Delaware
W&D BE, Inc.	Delaware
Walker & Dunlop Capital, LLC	Massachusetts
W&D Interim Lender LLC	Delaware
W&D Interim Lender II LLC	Delaware
W&D Interim Lender III, Inc.	Delaware
W&D Interim Lender IV, LLC	Delaware
W&D Interim Lender V, Inc.	Delaware
W&D Interim Lender VI, LLC	Delaware
Walker & Dunlop Investment Sales, LLC	Delaware
WDIS, Inc	Delaware
WDIS WA, LLC	Delaware
Walker & Dunlop Investment Management, LLC	Delaware
Walker & Dunlop Investment Partners, Inc.	Delaware
JCR Capital Investment Company, LLC	Delaware
WD Investors I LLC	Delaware
WD-G JV Investor, LLC	Delaware
WDIB-Investor, LLC	Delaware
WDIB, LLC* d/b/a Zelman & Associates	Delaware
Zelman Partners, LLC	Delaware
W&D RPS HoldCo, LLC	Delaware
WD-ILP JV Investor, LLC	Delaware
WD-IC JV GP, LLC	Delaware
WD-IC JV Investor, LLC	Delaware
W&D STCI, LLC	Delaware
WDAAC, LLC	Delaware
WDAGP, LLC	Delaware
WD-Alliant TCBI, LLC	Delaware
The Alliant Company, LLC	Florida
ADC Communities II, LLC	California
ADC Communities, LLC	Florida
Alliant Strategic Investments II, LLC **	Delaware
Alliant Strategic Investments, LLC	Florida
ASI Member, LLC**	California
Alliant Fund Acquisitions, LLC	Florida
Alliant Capital, Ltd.	Florida
Alliant Fund Asset Holdings, LLC	Delaware
Alliant Asset Management Company, LLC	California
AFAH Finance, LLC	Delaware
Alliant Credit Facility IV, LLC	California
WD Preservation, LLC	Delaware

WD-GTE, LLC	Delaware
WD-GeoPhy Holdco, LLC	Delaware
GeoPhy Inc.	Delaware
WD-GeoPhy CRE Valuation LLC d/b/a Apprise by Walker & Dunlop	Delaware
GeoPhy BV	Netherlands

* The Registrant indirectly owns 75% of this entity through its 100% ownership of WDIB-Investor LLC.

** The Registrant indirectly owns 70% of this entity through its 100% ownership of WDAAC, LLC